EXHIBIT 10.4



                         INDEMNIFICATION AGREEMENT
                         -------------------------

          THIS INDEMNIFICATION AGREEMENT ("Agreement") is made and entered into as of the 31st day of May, 1996, among all of the members of McCall Crewboats, L.L.C., a Louisiana limited liability company (the "Company"), listed on Exhibit A hereto (collectively, the "Members"), Norman McCall, acting as representative of the Members (in such capacity and his successor(s) being referred to as the "Representative"), and SEACOR Holdings, Inc., a Delaware corporation ("SEACOR").


                                 RECITALS:
                                 --------
               A. SEACOR, McCall Enterprises, Inc., McCall Support Vessels, Inc. (McCall Enterprises, Inc. and McCall Support Vessels, Inc. being referred to collectively as "McCall"), and the Members have entered into an Interest Exchange Agreement relating to the Company, dated as of May 31, 1996 (the "Exchange Agreement"), pursuant to which McCall shall acquire the Company Interests owned by the Members in exchange for SEACOR Common Stock;

               B. The execution and delivery of this Agreement by each of the Members constitute a condition precedent to the obligations of McCall and SEACOR under the Exchange Agreement; and

               C. On the date hereof, pursuant to other acquisition transactions contemplated by certain other agreements of even date herewith (the "Other Agreements" and, together with the Exchange Agreement, the "Transaction Agreements"), SEACOR also is acquiring, directly or indirectly, all of the equity interests in the other Companies (as defined in the Exchange Agreement) and, in connection therewith, SEACOR and the stockholders of certain of such other Companies will execute and deliver Indemnification Agreements of even date herewith that are similar to this Agreement (the "Other Indemnification Agreements" and, together with this Agreement, the "Indemnification Agreements").

               In consideration of the foregoing and of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto, intending to be legally bound, agree as follows:





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          1.   Definitions.  Capitalized terms used but not otherwise
               -----------
     defined in this Agreement shall have the meanings ascribed to such terms in the Exchange Agreement.

          2.   Indemnification.
               ---------------
               (a) Subject to the other provisions of this Agreement, from and after the Closing, the Members shall indemnify and hold harmless, severally and not jointly, in accordance with their respective proportionate interests as reflected on Exhibit A hereto (except as provided in the proviso to this Section 2(a)) SEACOR and its Affiliates, each of their respective officers, directors, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (individually, a "SEACOR Indemnified Party" and, collectively, the "SEACOR Indemnified Parties"), against any losses, claims, damages, liabilities or expenses whenever arising or incurred (including, without limitation, amounts paid in settlement, reasonable costs of investigation and reasonable attorneys' fees and expenses) (hereinafter "Losses") arising out of or relating to (i) any and all Taxes with respect to all taxable periods (or portions thereof) of the Company ending on or prior to the Closing Date and, to the extent provided in Section 3(a) hereof, all taxable periods that include, and end after, the Closing Date (other than, in each case, Taxes for which sufficient current accruals have been made on the Closing Balance Sheet) and (ii) any breach of any representation, warranty, covenant or agreement made by (A) the Members in the Exchange Agreement, (B) the Members in the Investment and Registration Rights Agreement among SEACOR and the Stockholders referred to therein (which, as defined therein, include the Members) of even date herewith (the "Registration Rights Agreement") and (C) the Members in this Agreement; provided, however, that, with respect to any breach of
                --------  -------
     any representation or warranty made by a Member pursuant to the Registration Rights Agreement or this Agreement, no Member (other than the Member who commits such breach) shall have liability for such breach. It is understood that the Members shall have no liability for indemnification under clause (ii) above in the absence of a breach of any representation, warranty, covenant or agreement referred to therein.

          (b) Subject to the other provisions of this Agreement, from and after the Closing, SEACOR shall indemnify and hold harmless the Members and each of their employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (individually, a "Member Indemnified Party" and, collectively, the "Member Indemnified Parties"), against any Losses arising out of or relating to any breach of any representation, warranty, covenant or agreement made by SEACOR in (i) the Exchange Agreement, (ii) the Registration Rights Agreement or (iii) this Agreement.






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          (c)  For the purposes hereof, a SEACOR Indemnified Party or a Member Indemnified Party seeking indemnification pursuant to this Agreement is referred to as an "Indemnified Party", and the party from whom such indemnification is sought is referred to as the "Indemnifying Party."

          (d) No Indemnified Party shall be entitled to make any claim for indemnification pursuant to this Agreement after the applicable Claims Period (as defined in Section 5 hereof).

          (e) Except as otherwise provided in Section 3 hereof in respect of matters relating to Taxes, the following provisions shall apply:

                    (i) Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim in respect of which indemnification is being sought, such Indemnified Party will, if a claim for indemnification hereunder is to be made against the Indemnifying Party, give written notice to the Indemnifying Party of the commencement of such action or proceeding, the basis for such claim for indemnification and such other information relating thereto as the Indemnifying Party may reasonably request; provided, however, that
                                        --------  -------
          failure to so notify the Indemnifying Party or to provide such information shall not relieve such Indemnifying Party from any liability which it may have with respect to such claim, except to the extent that it is actually materially prejudiced by such failure to give notice.

                    (ii) In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment (A) a conflict of interest between the Indemnified Party and the Indemnifying Party may exist in respect of such claim, or (B) the Indemnified Party has available to it reasonable defenses which are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall be entitled to assume and control the defense of such action to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and control the defense of such action, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense of such action other than reasonable costs of investigation. If in such case the Indemnifying Party elects not to do so, or if the circumstances described in clause (A) or (B) above shall apply, the Indemnified Party shall retain counsel reasonably satisfactory to the Indemnifying Party, shall inform the Indemnifying Party of the progress of the defense upon





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          request and shall respond to the reasonable requests of the
          Indemnifying Party for information with respect thereto. In any case in which the Indemnifying Party elects to assume the defense, any Indemnified Party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party and such Indemnified Party shall have mutually agreed to the retention of such counsel. It is understood that the Indemnifying Party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for all Indemnified Parties, unless in any such Indemnified Party's reasonable judgment
          (i) a conflict of interest between such Indemnified Party and any other Indemnified Party may exist in respect of such claim or (ii) such Indemnified Party has available to it reasonable defenses which are different from or additional to those available to other Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there shall be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any Losses by reason of such settlement or judgment (it being understood that, as provided in Section 2(a), if the Members are the Indemnifying Party such indemnification obligation shall be several and not joint, in accordance with the Members' proportionate interests as reflected on Exhibit A hereto, except as otherwise provided in the proviso to such
          Section 2(a)).  Other than with respect to claims under
          Section 2(a)(i) hereof, the Indemnifying Party shall not, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Any dispute as to whether any Indemnified Party is entitled to indemnification in connection with any action or proceeding under Section 2(e)(i) or this Section 2(e)(ii), the defense or settlement of such action or proceeding, or any other rights or obligations of the parties hereto in connection with such action or proceeding shall be submitted to arbitration in accordance with Section 7 of this Agreement.

                    (iii) In the event that an Indemnified Party shall claim a right to payment pursuant to this Agreement with respect to which there has been no action or proceeding involving such claim pursuant to Section 2(e)(i) hereof, such Indemnified Party shall send written notice of such claim to the Indemnifying Party. Such notice shall specify


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          the basis for such claim in reasonable detail.  As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the Indemnifying Party shall establish the merits and amount of Losses, if any, to which the Indemnified Party is entitled. If the parties do not agree with respect to these matters within 30 days after the giving of such notice, either party may submit the matter to arbitration in accordance with Section 7 of this Agreement. In such arbitration, if the arbitrator determines that a breach of a representation, warranty, covenant or agreement in the Exchange Agreement, the Registration Rights Agreement or this Agreement by the Indemnifying Party occurred and that such breach caused Losses to an Indemnified Party, the arbitrator will determine the amount of any such Losses. Within ten business days after the final determination of the merits of such claim and amount of such Losses, the Indemnifying Party shall, subject to the limitations set forth herein, deliver to the Indemnified Party an amount of cash in immediately available funds sufficient to satisfy such Losses or the portion of such Losses for which such Indemnifying Party is obligated to provide indemnity hereunder.

          3.   Covenants Regarding Tax Matters.  (a)  To the extent
               -------------------------------
     permitted by applicable law, the Representative, the Company and SEACOR will elect or cause to be elected with the relevant taxing authority to close the taxable period of the Company on the Closing Date. In any case where applicable law does not permit the Company to close its taxable year on the Closing Date, then Taxes, if any, attributable to the taxable period of the Company beginning before and ending after the Closing Date shall be allocated (i) to the Members for the period up to and including the Closing Date to the extent such Taxes exceed the reserve therefor on the Closing Balance Sheet and (ii) to SEACOR for the period up to and including the Closing Date to the extent such Taxes do not exceed the reserve therefor on the Closing Date Balance Sheet and for the period subsequent to the Closing Date. For purposes of this Section 3(a), Taxes for the period up to and including the Closing Date and for the period subsequent to the Closing Date shall be determined on the basis of an interim closing of the books as of the Closing Date or, to the extent not susceptible to such allocation, by apportionment on the basis of elapsed days.

               (b) (i) The Representative shall be responsible for causing to be filed all Returns required to be filed by or on behalf of the Company on or before the Closing Date (taking into account applicable extensions) and shall pay or cause to be paid any Taxes shown to be due thereon. The Representative shall file or cause to be filed all such Returns in a manner consistent with past practices and, upon SEACOR's request, shall provide copies of such Returns to SEACOR for SEACOR's review and comment at





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     least fifteen (15) business days prior to filing.  SEACOR shall be responsible for filing or causing to be filed all Returns required to be filed by or on behalf of the Company after the Closing Date (taking into account applicable extensions) and shall pay or cause to be paid any Taxes shown to be due thereon.

                   (ii) With respect to any Return of the Company required to be filed by SEACOR for a taxable period of the Company beginning before and ending on or after the Closing Date, the Representative shall provide SEACOR with a statement, within forty-five days after the Closing Date, setting forth the amount of Tax that the Representative believes is allocable to the Members pursuant to Section 3(a) hereof or for which the Members are responsible pursuant to Section 2(a)(i) hereof (the "Statement") and copies of such Tax Return. The Statement shall provide (with reasonable specificity) the bases on which such Taxes were allocable to the Members. SEACOR shall have the right to review such Tax Return and the Statement prior to the filing of such Tax Return. The Representative and SEACOR agree to consult and resolve in good faith any issue arising as a result of the review of such Tax Return and the Statement and to mutually consent to the filing as promptly as possible of such Tax Return. If the parties are unable to resolve any disagreement within fifteen business days following SEACOR's receipt of such Tax Return and Statement, the parties shall jointly request such independent accounting firm as they shall select to resolve any issue in dispute as promptly as possible and shall cooperate with such accounting firm to resolve such disagreement. If such independent accounting firm is unable to make a determination with respect to any disputed issue prior to the due date (including extensions) for the filing of the Tax Return in question, then SEACOR may file such Tax Return on the due date (including extensions) therefor without such determination having been made. Notwithstanding the filing of such Tax Return, such independent accounting firm shall make a determination with respect to any disputed issue, and the amount of Taxes that are allocated to the Members pursuant to Section 3(a) hereof for which the Members are responsible pursuant to
     Section 2(a)(i) hereof shall be as determined by such independent accounting firm. The fees and expenses of such independent accounting firm shall be paid one-half by SEACOR and one-half by the Members. Not later than five (5) business days before the due date (including extensions) for the filing of such Tax Return or, in the case of a dispute, not later than five (5) business days after notice to the Representative of resolution thereof, the Members shall pay to SEACOR an amount equal to the Taxes shown on the Statement as being the responsibility of the Members pursuant to Section 2(a)(i) hereof or allocable to the Members pursuant to Section 3(a) hereof (as the case may be). No payment pursuant to this Section 3(b)(ii) shall excuse the Members from their indemnification obligations pursuant to Section 2(a)(i) hereof should the amount of Taxes as ultimately determined (on





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     audit or otherwise), for the periods covered by such Returns and which are the responsibility of the Members, exceed the amount of the Members payment under this Section 3(b)(ii).

               (iii) The Members may not file any amended Returns or refund claims in respect of any taxable period of the Company ending on or prior to the Closing Date without the prior written consent of SEACOR.

               (c) The Members shall cooperate fully with SEACOR and make available to SEACOR in a timely fashion such Tax data and other information as may be reasonably required for the preparation by SEACOR of any Returns required to be prepared and filed by SEACOR hereunder. The Members and SEACOR shall make available to the other, as reasonably requested, all information, records or documents in their possession relating to Tax liabilities of the Company for all taxable periods of the Company ending on, prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable Tax statute of limitations or extensions thereof or, if a proceeding has been instituted for which the information, records or documents is required, until there is a final determination with respect to such proceeding.

               (d)  (i)  SEACOR shall promptly notify the
     Representative upon receipt by SEACOR or the Company of written notice of any Tax audits of or proposed assessments against the Company for taxable periods of the Company ending on or prior to the Closing Date; provided, however, that the failure of SEACOR
                       --------  -------
     to give the Representative prompt notice as required herein shall not relieve the Members of any of their obligations under Section 2 or 3 hereof, except to the extent that the Members are actually and materially prejudiced thereby. SEACOR shall have the right to represent the interests of the Company in any such Tax audit or administrative or court proceeding and to employ counsel reasonably acceptable to the Representative; provided, that SEACOR may not agree to a settlement or compromise thereof without the prior written consent of the Representative, which consent may be withheld solely in the event that the Representative has been advised by counsel reasonably acceptable to SEACOR that it is more likely than not that the issue under audit (or the proposed assessment) would be decided favorably to the Company. The Members agree that they will cooperate fully with SEACOR and its counsel in the defense against or compromise of any claim in any said audit or proceeding.

                    (ii) The Members shall promptly notify SEACOR upon receipt by the Members of written notice of any Tax audit or proposed assessment or other proposed change or adjustment which may affect the Company or their Tax attributes. The Members shall keep SEACOR duly informed of the progress thereof and, if the results of such Tax audit or proceeding may have an adverse





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     effect on the Company, SEACOR or its affiliates for any taxable period including or ending after the Closing Date, then the Members may not agree to a settlement or compromise thereof without SEACOR's consent, which written consent will not be unreasonably withheld.

               (e) The Members and SEACOR agree to treat any indemnity payment made pursuant to this Agreement as an adjustment to the Total Exchanged Shares for federal, state, local and foreign income tax purposes. If, notwithstanding such treatment by the parties, any indemnity payment is determined to be taxable to SEACOR, the Company or its Affiliates by any taxing authority, the Members shall indemnify SEACOR and its Affiliates for any Taxes payable by reason of the receipt of such indemnity payment (including any payments under this Section 3(e).

          4.   Liability Limits.
               ----------------
               (a) Neither the Members, on the one hand, nor SEACOR on the other, shall have any liability for Losses in respect of claims for indemnification under Section 2 hereof until the aggregate amount of such Losses exceeds the greater of $200,000 or 1% of the Total Exchanged Shares (the "Threshold"), in which event the applicable Indemnifying Party or Parties shall, subject to the other provisions of this Section 4, be liable for the total amount of such Losses (including Losses below the Threshold).

               (b) The aggregate liability of any Member for Losses pursuant to this Agreement shall not exceed the following:

                    (i) in the absence of fraud, with respect to any claim for indemnity pursuant to (A) Section 2(a)(i) hereof, (B) Section 2(a)(ii)(A) hereof for any breach of any representation or warranty made by the Members in the first sentence of Section 4.11(a) of the Exchange Agreement, in the second sentence of Section 4.13(a) of the Exchange Agreement, in Section 4.13(d)(i) of the Exchange Agreement or in Section 4.18 of the Exchange Agreement or (C) pursuant to Section 2(a)(ii)(B) or 2(a)(ii)(C) hereof, an amount equal to the value of the total consideration paid to such Member pursuant to the Transaction Agreements; and

                    (ii) with respect to any other claim for indemnity hereunder, an amount equal to 30% of the value of the total consideration paid to such Member pursuant to the Transaction Agreements;

     provided, however, that, in the absence of fraud, (1) in no event
     --------  -------
     shall the liability of any Member under the Indemnification


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     Agreements exceed, in the aggregate, the value of the total consideration paid to such Member pursuant to the Transaction Agreements and (2) in no event shall the liability of any Member under the Indemnification Agreements in respect of matters for which liability, by the terms of such agreements, is limited to an amount equal to 30% of the total consideration paid such Member pursuant to the Transaction Agreements exceed, in the aggregate, an amount equal to 30% of such total consideration.

               (c) The aggregate liability of SEACOR for Losses pursuant to this Agreement shall not exceed the following:

                    (i)  with respect to any claim for indemnity
                    pursuant to (A) Section 2(b)(i) hereof for any breach of any representation or warranty made by SEACOR pursuant to Section 5.10 of the Exchange Agreement, or (B) Section 2(b)(ii) or 2(b)(iii) hereof, an amount equal to the Total Exchanged Shares; and

                    (ii) with respect to any other claim for indemnity hereunder, an amount equal to 30% of the Total Exchanged Shares;

     provided, however, that, in the absence of fraud, (1) in no event
     --------  -------
     shall the liability of SEACOR under the Indemnification Agreements exceed, in the aggregate, the value of the total consideration paid by SEACOR or its Affiliates pursuant to the Transaction Agreements or (2) in no event shall the liability of SEACOR under the Indemnification Agreements in respect of matters for which liability, by the terms of such agreements, is limited to an amount equal to 30% of the total consideration paid by SEACOR or its Affiliates pursuant to the Transactions Agreements exceed, in the aggregate, 30% of such total consideration.

          5.   Claim Periods.  The term "Claims Period" shall mean the
               -------------
     following:

               (a)  With respect to any claim for indemnity under
     Section 2(a)(i) hereof, 2(a)(ii)(A) hereof for any breach of any representation or warranty made by the Members pursuant to
     Section 4.18 of the Exchange Agreement or a breach of Section 3 hereof, sixty (60) days following the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including extensions);

               (b) With respect to any claim for indemnity (i) pursuant to Section 2(a)(ii)(A) hereof for any breach of any representation or warranty made by the Members pursuant to (i) the first sentence of Section 4.11(a) of the Exchange Agreement, the second sentence of Section 4.13(a) of the Exchange Agreement or Section 4.13(d)(i) of the Exchange Agreement or (ii) pursuant





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     to Section 2(a)(ii)(B) or 2(a)(ii)(C) hereof, the period of time commencing as of the date hereof and continuing for an unlimited period of time thereafter;

               (c) with respect to any other claim for indemnity against the Members hereunder, the period of time commencing on the date hereof and expiring on the second anniversary of the Closing Date;

               (d) With respect to any claim for indemnity pursuant to Section 2(b)(i) hereof for any breach of any representation or warranty made by SEACOR pursuant to Section 5.10 of the Exchange Agreement or pursuant to Section 2(b)(ii) or 2(b)(iii) hereof, the period of time commencing as of the date hereof continuing for an unlimited period of time hereafter; and

               (e) With respect to any other claim for indemnity against SEACOR hereunder, the period of time commencing as of the date hereof and expiring on the second anniversary of the Closing Date.

          6.   [Intentionally Omitted]

          7.   Jurisdiction and Forum; Arbitration.  Any controversy
               -----------------------------------
     arising under, out of, in connection with, or relating to, this Agreement, and any amendment hereof, or the breach hereof or thereof, shall be determined and settled by arbitration in New York, New York, by an arbitrator or arbitrators mutually agreed upon by SEACOR and the Representative or, if SEACOR and the Representative shall fail or be unable to so agree within ten Business Days after the written request therefor by SEACOR or the Representative to the other, such arbitrator or arbitrators as may be selected in accordance with the rules of the American Arbitration Association. Any award rendered therein shall specify the findings of fact of the arbitrator or arbitrators and the reasons for such award, with reference to and reliance on relevant law. Any such award shall be final and binding on each and all of the parties thereto and their personal representa-tives, and judgment may be entered thereon in any court having jurisdiction thereof.

          8.   Representations and Warranties of the Representative,
               -----------------------------------------------------
               the Members and SEACOR.
               ----------------------
               (a) The Representative hereby represents and warrants to each other party hereto that:

                    (i) this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other





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          laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                    (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the accelera-tion of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound.

               (b) Each Member hereby represents and warrants to each other party hereto that:

                    (i) this Agreement has been duly authorized, executed and delivered by such Member and constitutes the legal, valid and binding agreement of such Member, enforceable against such Member in accordance with its terms, except as enforceability may be limited by bank-ruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such enforce-ability is considered in a proceeding in equity or at law); and

                    (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the accelera-tion of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which such Member is a party or by which it or any of its assets are bound.

               (c) SEACOR hereby represents and warrants to each other party hereto that:

                    (i) this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding agreement of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such





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          enforceability is considered in a proceeding in equity or at law); and

                    (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the accelera-tion of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound.

          9.   Representative.
               --------------
               (a) Each of the Members hereby constitutes and appoints the Representative to act as the Representative under this Agreement and the Exchange Agreement as and to the extent provided herein and therein. Each of the Members agrees to indemnify and hold harmless the Representative by reason of its acting or failing to act in connection with any of the transactions contemplated hereby and against any loss, liability or expense the Representative may sustain or incur as a result of serving as Representative hereunder, except such losses, liabilities and expenses which are determined in an arbitration proceeding to have resulted primarily from the gross negligence or willful misconduct of the Representative. Each of the Members agrees that the Representative shall have no liability whatsoever to any Indemnified Party, any Member or such Indemnified Party's or Member's beneficiaries, heirs or personal representatives for any matters arising out of this Agreement except, in the case of the Members, for liability for such matters which are determined in an arbitration proceeding to have resulted primarily from the gross negligence or willful misconduct of the Representative. Each of the Members hereby agrees to reimburse the Representative upon the request of the Representative for all reasonable expenses, disbursements and advances incurred or made by the Representative in the performance of its duties under this Agreement. The Representative shall have the authority to act on behalf of and to bind the Members, in accordance with their proportionate interests as set forth on Exhibit A, for purposes of the provisions of this Agreement to the extent set forth in this Agreement. In no event shall the Representative be liable to any Indemnified Party for any Member's obligations under this Agreement or the collection of any claim against any Member.

               (b) The initial Representative hereunder shall be Norman McCall. In the event that Norman McCall, for any reason, shall fail or be unable to continue to serve as Representative, whether by reason of his death, incapacity, resignation or otherwise, Alan McCall shall serve as successor Representative, or in the event that Alan McCall, for any reason, shall fail or be unable to serve as successor Representative, whether by reason of his death, incapacity, resignation or otherwise, then the successor Representative shall be elected by holders of a majority of the interests reflected on Exhibit A hereto. The rights, powers, privileges and obligations of the Representative named hereunder shall be possessed by any successor Representative with the same effect as though such successor had originally been a party to this Agreement. The word "Representative" as used in this Agreement means the Representative or any representative acting hereunder.

          10.  Notices.  All notices, communications and deliveries
               -------
     required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made, and shall be deemed given or made (i) on the date delivered if delivered by telecopy or in person, (ii) on the third business day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid), or (iii) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

          To SEACOR:

               SEACOR Holdings, Inc.
               1370 Avenue of the  Americas
               25th Floor
               New York, New York  10019
               Attn:  Randall Blank
               Telecopy No.:  (212) 582-8522

          with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York  10153
               Attn:  David E. Zeltner, Esq.
               Telecopy No.:  (212) 310-8007

          To Members and the Representative:

          c/o  McCall's Boat Rentals, Inc.
               432 Marshall Street
               Cameron, Louisiana  70631
               Attn:  Norman McCall
               Telecopy No.:  (318) 775-7025
          with a copy to:

               Stockwell, Sievert, Viccellio,
                 Clements & Shaddock
               P.O. Box 2900
               Lake Charles, Louisiana  70602
               Attn:  William E. Shaddock, Esq.
               Telecopy No.:  (318) 493-7210

          with an additional copy to:

               Jones, Walker, Waechter, Poitevent,
               Carrere & Denegre, L.L.P.
               Place St. Charles
               201 St. Charles Avenue
               New Orleans, Louisiana  70170-5100
               Attn:  Carl C. Hanemann, Esq.
               Telecopy No.:  (504) 582-8398

     or to such other representative or at such other address of a party as such party hereto may furnish to the other Parties in writing. If notice is given pursuant to this Section 10 of any assignment to a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or assign of such party.

          11.  Time of the Essence; Computation of Time.  Time is of
               ----------------------------------------
     the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon a Saturday, Sunday or any date on which banks in New Orleans, Louisiana or New York, New York are closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

          12.  Successors in Interest.  This Agreement shall be
               ----------------------
     binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns, and any reference to a party shall also be a reference to a permitted successor or assign.

          13.  Number; Gender.  Whenever the context so requires, the
               --------------
     singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

          14.  Captions.  The titles and captions contained in this
               --------
     Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Sections are references to Sections of this Agreement.

          15.  Amendments.  To the extent permitted by law, this
               ----------
     Agreement may be amended by a subsequent writing signed by all of the Parties (other than the Members) and Members having an aggregate proportionate interest, as reflected on Exhibit A hereto at least equal to 80%.

          16.  Controlling Law; Integration; Waiver.  This Agreement
               ------------------------------------
     shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to the conflict or choice of
     laws.   This Agreement supersedes all negotiations, agreements
     and understandings among the parties with respect to the subject matter of this Agreement and constitutes the entire agreement among the parties to this Agreement with respect to such subject matter. The failure of any party at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same. No waiver by any party of any conditions, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach of any other term, provision, warranty, representation, agreement or covenant contained in this Agreement.

          17.  Exclusive Remedy.  The Parties agree that, from and
               ----------------
     after the Closing Date, the rights and remedies of any party under this Agreement shall be the sole and exclusive remedy of the parties for Losses arising out of any breach of this Agreement, the Exchange Agreement, the Registration Rights Agreement or any of the transactions contemplated herein or therein.

          18.  Severability.  Any provision of this Agreement which is
               ------------
     prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                         SEACOR HOLDINGS, INC.
                         ---------------------

                         By: /s/ Milton Rose
                             -----------------------------------
                              Name:  Milton Rose
                              Title: Vice-President


                         MEMBER REPRESENTATIVE
                         ---------------------

                         /s/ Norman McCall
                         ----------------------------------------
                         Norman McCall


                         MEMBERS
                         -------

                         /s/ H. Alan McCall
                         ----------------------------------------
                         H. Alan McCall


                         /s/ Phyllis McCall Johnston
                         ----------------------------------------
                         Phyllis McCall Johnston


                         /s/ Joseph K. McCall
                         ----------------------------------------
                         Joseph K. McCall




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